     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2002

                                                      REGISTRATION NO. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            TRINITY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       75-0225040
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                        identification no.)

                                   ----------

     TRINITY INDUSTRIES, INC.                       MICHAEL G. FORTADO
       2525 STEMMONS FREEWAY                   VICE PRESIDENT AND SECRETARY
     DALLAS, TEXAS 75207-2401                      2525 STEMMONS FREEWAY
          (214) 631-4420                         DALLAS, TEXAS 75207-2401
(Address, including zip code, and                     (214) 631-4420
 telephone number, including area           (Name, address, including zip code,
  code, of registrant's principal          and telephone number, including area
        executive offices)                      code, of agent for service)

                                   ----------

                          Copies of communications to:
                                W. SCOTT WALLACE
                              HAYNES AND BOONE, LLP
                           901 MAIN STREET, SUITE 3100
                            DALLAS, TEXAS 75202-3789
                                 (214) 651-5000

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
       At any time and from time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         PROPOSED MAXIMUM         PROPOSED
                                                        AMOUNT TO BE      OFFERING PRICE      MAXIMUM OFFERING         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED       REGISTERED        PER SHARE (2)          PRICE (2)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share (1)..........    1,500,000            $22.94             $34,410,000            $3,166
====================================================================================================================================

(1) Each share is accompanied by a preferred stock purchase right pursuant to a rights agreement between Trinity Industries, Inc. and the Bank of New York, as rights agent.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low selling prices of Trinity's Common Stock as reported on the New York Stock Exchange on March 13, 2001.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      SUBJECT TO COMPLETION--MARCH 20, 2002

================================================================================

PROSPECTUS

_________________, 2002


                        [TRINITY INDUSTRIES, INC. LOGO]


                            TRINITY INDUSTRIES, INC.


                                1,500,000 SHARES
                                 OF COMMON STOCK


--------------------------------------------------------------------------------


      The selling shareholders listed below in the section entitled "Selling Stockholders" may sell, from time to time, up to 1,500,000 shares of our common stock.

      All of the net proceeds from the sale of these shares of common stock will go to the selling stockholders. We will not receive any proceeds from sales of these shares. The selling stockholders may offer the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For more details, please see the section entitled "Plan of Distribution."

      Our common stock is traded on the New York Stock Exchange under the symbol "TRN." On March 19, 2002, the last reported sale price of our common stock was $24.30 per share.


     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.


--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

================================================================================

                                TABLE OF CONTENTS


                                                                                                               PAGE

About Trinity.....................................................................................................3
The Offering......................................................................................................4
Risk Factors......................................................................................................5
Special Note Regarding Forward-Looking
  Statements......................................................................................................8
Where to Find More Information....................................................................................9
Incorporation of Documents by Reference...........................................................................9
Use of Proceeds..................................................................................................11
Selling Stockholders.............................................................................................11
Plan of Distribution.............................................................................................12
Legal Matters....................................................................................................12
Experts..........................................................................................................13

                                  ABOUT TRINITY

      Trinity is one of the nation's leading diversified industrial companies providing a variety of high volume, repetitive products and services for the transportation, industrial, and construction sectors of the market place. We compete in cyclical markets and are continuously looking for opportunities to improve our competitive positions. Our principal product lines include:

      o     tank and freight railcars and related parts;

      o     inland dry-cargo and tank barges and related covers;

      o     highway guardrail and safety products;

      o     concrete and aggregates;

      o     weld pipe fittings;

      o     structural bridge products;

      o     pressure containers and container heads; and

      o     leasing and managing railcar fleets.

      Our five principal business groups are set forth below:

      TRINITY RAIL GROUP. Our railcar group primarily serves two markets: North America and Europe. We develop and manufacture a comprehensive selection of railcars used for transporting a wide variety of liquids, gases and dry cargo. From tank cars to specialty cars, we produce the widest range of railcars in the industry and are the largest producer of railcars in North America. We also manufacture and sell railcar parts, such as auto carrier doors and accessories, hatch rings, discharge gates, covers, floors, yokes, couplers, axles, hitches, bogies, center plates and chutes. The parts are ultimately used in manufacturing and repair of railcars. In addition, we have the ability to maintain, repair and modify railcars through our repair network.

      INLAND BARGE GROUP. We are the largest producer of inland barges in the United States. We manufacture a variety of dry-cargo barges, such as deck barges and open and covered hopper barges that transport various commodities, such as grain, coal and aggregates. We also produce tank barges used to transport liquid products at high or low temperatures. Our manufacturing facilities are located along the United States inland river system allowing for rapid delivery to our customers.

      CONSTRUCTION PRODUCTS GROUP. Our construction products group is composed of highway safety products, concrete and aggregates, beams and girders used in highway construction and weld pipe fittings. We are one of the largest manufacturers of roadside safety products in North America. Our products include highway safety guardrails and patented products such as guardrail end terminals, crash cushions, and other protective barriers that absorb and dissipate the force of impact in collisions between vehicles and fixed roadside objects. We supply ready mix concrete to the industrial, residential and highway construction businesses and provide aggregates such as crushed stone, sand and gravel for a variety of uses. In addition, we also supply weld pipe fittings, such as caps, elbows, return bends, tees, concentric and eccentric reducers and full and reducing tees.

      INDUSTRIAL PRODUCTS GROUP. We are a leading producer of tank containers and tank heads for pressure vessels. We manufacture our tanks in the United States, Mexico and Brazil. Our tanks include gas tanks for rural housing, transport and storage tanks, motor fuel tanks, air receivers and a variety of cylinders. We market a portion of our industrial products in Mexico under the brand name of TATSA.

      TRINITY RAILCAR LEASING AND MANAGEMENT SERVICES GROUP. We lease specialized types of railcars, consisting of both tank cars and freight cars. Our railcars are leased to industrial companies in the petroleum, chemical, agricultural, energy and other industries that supply their own railcars to the railroads.

      We originally incorporated in Texas in 1933 as Trinity Industries, Inc. and reincorporated in Delaware in 1987 by merging the Texas corporation into a wholly-owned Delaware subsidiary with the same name. Our principal offices are located at 2525 Stemmons Freeway, Dallas, Texas 75207-2401, and our telephone number is (214) 631-4420. Our Internet web site is at www.trin.net. The information on our web site does not constitute a part of this prospectus.

                                  THE OFFERING

      On March 6, 2002, we completed a private placement of our common stock to two accredited investors. We agreed to register the resale of the shares of our common stock purchased in this private placement and bear the expenses incident to this registration. In connection with this agreement, we are registering for resale by these investors up to 1,500,000 shares of our common stock. Registration of these shares does not mean that all or any portion of the shares will be offered for sale by the investors. For more information on the investors, please see the section entitled "Selling Stockholders." We will not receive any proceeds from the sale of these shares. For more information related to the use of proceeds, see the section entitled "Use of Proceeds."

                                  RISK FACTORS

      Before you invest in our common stock, you should understand the risks involved. You should carefully consider these risk factors as well as all of the other information contained in this prospectus before deciding to purchase shares of our common stock. If any of the following risks actually occurs, the trading price of our common stock could decline and you may lose all or part of your investment.

RISKS RELATED TO OUR INDUSTRIES

      THE CYCLICAL NATURE OF OUR BUSINESS RESULTS IN LOWER REVENUES DURING ECONOMIC DOWNTURNS.

      We operate in cyclical industries. Downturns in overall economic conditions usually have a significant adverse effect on cyclical industries due to a decreased demand for new and replacement products. This decreased demand could result in lower sales volumes, lower prices and/or a loss of profits. In addition, our recent acquisition of Thrall Car Manufacturing Company has increased our exposure to the effects of the cyclical nature of the railcar business. The railcar industry is presently in a deep down cycle and operating with a minimal backlog. If this down cycle continues we could experience increased losses and could make additional plant closures and incur related costs.

      OUR MANUFACTURER'S WARRANTIES EXPOSE US TO POTENTIALLY SIGNIFICANT CLAIMS.

      We warrant the workmanship and materials of many of our products under limited warranties. Accordingly, we may be subject to significant warranty claims in the future such as multiple claims based on one defect repeated throughout our mass production process or claims for which the cost of repairing the defective part is highly disproportionate to the original cost of the part. We have never experienced any material losses attributable to warranty claims, but the possibility exists for these types of warranty claims to result in costly product recalls, significant repair costs and damage to our reputation.

      WE MAY BE LIABLE FOR PRODUCT LIABILITY CLAIMS THAT EXCEED OUR INSURANCE COVERAGE.

      The nature of our business subjects us to product liability claims, especially in connection with the repair and manufacture of products that carry hazardous or volatile materials. We maintain reserves and liability insurance coverage at levels based upon commercial norms in the industries in which we operate and our historical claims experience. However, an unusually large product liability claim or a string of claims based on a failure repeated throughout our mass production process may exceed our insurance coverage or result in damage to our reputation.

      WE HAVE POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES, WHICH MAY INCREASE COSTS AND LOWER PROFITABILITY.

      Our operations are subject to extensive and frequently changing federal, state and local environmental laws and regulations, including those dealing with air quality and the handling and disposal of waste products, fuel products and hazardous substances. In particular, we may be required to incur remediation costs and other related expenses because:

      o some of our manufacturing facilities were constructed and operated before the adoption of the current environmental laws and the institution of compliance practices; and

      o some of the products that we manufacture are used to transport hazardous materials.

      Furthermore, although we have conducted and intend to conduct appropriate due diligence with respect to environmental matters in connection with acquisitions, we may be unable to identify or be indemnified for all potential environmental liabilities relating to any acquired business. Environmental liabilities incurred by us, if not covered by adequate insurance or indemnification, will increase our costs and have a negative impact on our profitability.

      WE COMPETE IN HIGHLY COMPETITIVE INDUSTRIES, WHICH MAY IMPACT OUR FINANCIAL RESULTS.

      We face aggressive competition in all geographic markets and each industry sector in which we operate. As a result, competition on pricing is often intense. The effect of this competition could reduce our revenues, limit our ability to grow, increase pricing pressure on our products, and otherwise affect our financial results.

RISKS RELATED TO TRINITY

      FLUCTUATIONS IN THE SUPPLY OF COMPONENT PARTS USED IN THE PRODUCTION OF OUR PRODUCTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO COST-EFFECTIVELY MANUFACTURE AND SELL OUR PRODUCTS.

      A significant portion of our business depends on the adequate supply of numerous specialty components such as brakes, wheels, side frames and bolsters at competitive prices. We depend on outside suppliers for a significant portion of our component part needs. While we endeavor to be diligent in our contractual relationships with our suppliers, a significant decrease in the availability of specialty components could materially increase our cost of goods sold or prevent us from manufacturing our products on a timely basis.

      RISKS RELATED TO OUR OPERATIONS OUTSIDE OF THE UNITED STATES COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

      Our operations outside of the United States are subject to the risks associated with cross-border business transactions and activities. Political, legal, trade or economic changes or instability could limit or curtail our foreign business activities and operations. Some foreign countries where we operate have regulatory authorities that regulate railroad safety, railcar design and railcar component part design, performance and manufacture used on their railroad systems. If we fail to obtain and maintain certifications of our railcars and railcar parts within the various foreign countries where we operate, we may be unable to market and sell our railcars in those countries. In addition, unexpected changes in regulatory requirements, tariffs and other trade barriers, more stringent rules relating to labor or the environment, adverse tax consequences and price exchange controls could limit operations and make the manufacture and distribution of our products difficult. Furthermore, any material change in the quotas, regulations or duties on imports imposed by the U.S. government and agencies or on exports by the government of Mexico or its agencies could affect our ability to export the railcars and liquified petroleum gas containers that we manufacture in Mexico. The uncertainty of the legal environment in these and other areas could limit our ability to enforce our rights effectively.

      WE MAY INCUR INCREASED COSTS DUE TO FLUCTUATIONS IN INTEREST RATES AND FOREIGN CURRENCY EXCHANGE RATES.

      We are exposed to risks associated with fluctuations in interest rates and changes in foreign currency exchange rates. We seek to minimize these risks, when considered appropriate, through the use of currency and interest rate hedges and similar financial instruments and other activities, although these measures may not be implemented or effective. Any material and untimely changes in interest rates or exchange rates could result in significant losses to us.

      BECAUSE WE DO NOT HAVE EMPLOYMENT CONTRACTS WITH OUR KEY MANAGEMENT EMPLOYEES, WE MAY NOT BE ABLE TO RETAIN THEIR SERVICES IN THE FUTURE.

      Our success depends on the continued services of our key management employees, none of whom currently have employment agreements with us. Although we have historically been successful in retaining the services of our key management, we may be unable to do so in the future. The loss of the services of one or more key members of our management team could result in increased costs associated with attracting and retaining a qualified replacement and could disrupt our operations and result in a loss of revenues.

      ALTHOUGH OUR BUSINESS WAS NOT DIRECTLY IMPACTED BY THE RECENT TERRORIST ATTACKS AGAINST THE UNITED STATES, THE LONG-TERM EFFECT OF THESE EVENTS, OR THE DOMESTIC OR FOREIGN RESPONSE TO THEM, COULD NEGATIVELY AFFECT OUR ABILITY TO OPERATE PROFITABLY IN THE FUTURE.

      The terrorist attacks that occurred in the United States on September 11, 2001, the subsequent military response by the United States, other terrorist attacks and future events occurring in response to or in connection with these attacks may negatively impact the economy in general. In particular, the negative impacts of these events may affect the industries in which we operate. This could result in delays in or cancellations of the purchase of our products or shortages of raw materials or component parts. Any of these occurrences could have a significant adverse impact on our operating results, revenues and costs.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Risk Factors" and elsewhere in this prospectus constitute forward-looking statements. All projections contained in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements.

      Forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology like "may," "will," "should," "expect," "plan," "project," "anticipate," "intend," "believe," "estimate," "predict," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

      Potential factors that could cause our actual results of operations to differ materially from those in the forward-looking statements include:

      o     market conditions and demand for our products;

      o     the cyclical nature of both the railcar and barge industries;

      o     the timing of introduction of new products;

      o     the timing of customer orders;

      o     price erosion;

      o     changes in mix of products sold;

      o     the extent of utilization of manufacturing capacity;

      o     availability of supplies and raw materials;

      o     price competition and other competitive factors;

      o     technologies;

      o     steel prices;

      o     interest rates and capital costs;

      o     taxes;

      o the stability of the governments and political and business conditions in certain foreign countries, particularly Mexico and Romania;

      o     changes in import and export quotas and regulations;

      o     business conditions in emerging economies; and

      o     legal, regulatory and environmental issues.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results and do not intend to do so.

                         WHERE TO FIND MORE INFORMATION

      We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's Web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and you can read and inspect our filings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

      This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a Registration Statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the common stock being offered pursuant to this prospectus. This prospectus omits information contained in the Registration Statement, as permitted by the SEC. You should refer to the Registration Statement, including the exhibits, for further information about us and the common stock being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of our shares of common stock covered by the Registration Statement. The documents we are incorporating by reference are:

      o Our Transition Report on Form 10-K for the nine months ended December 31, 2001;

      o     Our Current Report on Form 8-K/A, filed December 28, 2001;

      o     Our Current Report on Form 8-K, filed February 19, 2002;

      o     Our Current Report on Form 8-K, filed March 7, 2002;

      o     Our Current Report on Form 8-K, filed March 12, 2002;

      o     Our Current Report on Form 8-K, filed March 20, 2002;

      o The description of our common stock contained in our Registration Statement on Form S-4 dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1 dated July 19, 1996;

      o The description of our rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 2, 1999, as amended by filings on August 22, 2001 and October 31, 2001, including any subsequent amendments or reports filed for the purpose of updating that description; and

      o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the effectiveness of the Registration Statement of which this prospectus is a part.

      You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's website or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in those documents. You can request a copy of the documents incorporated by reference in this prospectus and other documents and agreements referred to in this prospectus by requesting them in writing or by telephone from us at the following address:

                  Trinity Industries, Inc.
                  2525 Stemmons Freeway
                  Dallas, Texas 75207-2401
                  Attention: Michael G. Fortado
                  Telephone: (214) 631-4420

      This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference in or provided in this prospectus and the Registration Statement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. Any proceeds from the sales of the shares of common stock received by the selling stockholders will be retained by the selling stockholders.

                              SELLING STOCKHOLDERS

      In a private placement transaction completed on March 6, 2002, we issued a total of 1,500,000 shares of our common stock. In this private placement, 620,000 shares were issued to Acqua Wellington Private Placement Fund, Ltd. and 880,000 shares were issued to Acqua Wellington Opportunity I Limited. These selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the 1,500,000 shares of our common stock. The following table sets forth, as of March 19, 2002, the number of shares of our common stock that each selling stockholder beneficially owns. The term "selling stockholder" includes the holders listed below and its transferees, pledgees, donees or other successors receiving shares from the holders listed below after the date of this prospectus. We have prepared this table based upon information furnished to us by or on behalf of the selling stockholders. Based on information provided to us by the selling stockholders, neither selling stockholder beneficially owns any shares of our common stock other than those listed below.

      The selling stockholders confirmed at the time they acquired the shares listed below that they acquired the shares for investment purposes only and not with a view toward their resale, and acknowledged the existence of restrictions on resale applicable to these shares. This offering relates only to the sale of shares held or to be held by the selling stockholders named in the following table. Since the date on which they provided us with the information below, the selling stockholder may have sold, transferred or otherwise disposed of some or all of their shares of our common stock in transactions exempt from Securities Act registration requirements.

                                                                                    BENEFICIAL OWNERSHIP AFTER
                                        BENEFICIAL OWNERSHIP PRIOR TO OFFERING        COMPLETION OF OFFERING
                                      ------------------------------------------    --------------------------
                                      NUMBER OF      PERCENT OF     SHARES TO BE    NUMBER OF      PERCENT OF
    NAME OF BENEFICIAL OWNER            SHARES        CLASS(1)        SOLD(2)       SHARES(2)      CLASS(1)(2)
    ------------------------          ----------     ----------     ------------    ----------     -----------
Acqua Wellington Private                 620,000            1.4%        620,000              0              0%
Placement Fund, Ltd.

Acqua Wellington Opportunity I           880,000            1.9%        880,000              0              0%
Limited

----------

(1) Computed based on 45,897,525 shares of common stock outstanding as of March 19, 2002.

(2) Assumes all the shares of common stock that may be offered hereunder are sold.

      The information regarding the selling stockholders may change from time to time. If required, we will set forth these changes in one or more prospectus supplements.

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock on behalf of the selling stockholders. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

      o transactions on the New York Stock Exchange or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

      o     in the over-the-counter market;

      o in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

      o     in connection with short sales of the shares;

      o     by pledge to secure debt and other obligations;

      o through the writing of options, whether the options are listed on an options exchange or otherwise;

      o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

      o     through a combination of any of the above transactions.

      The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

      In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

      We entered into registration rights agreements for the benefit of each of the selling stockholders to register our common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling stockholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling stockholders incident to the offering and sale of the common stock.

                                  LEGAL MATTERS

      The validity of the issuance of the common stock offered in this prospectus is being passed upon for us by our lawyers, Haynes and Boone, LLP, Dallas, Texas.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Form 10-K for the nine-month period ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

================================================================================

_________________, 2002


                        [TRINITY INDUSTRIES, INC. LOGO]



                            TRINITY INDUSTRIES, INC.


                                1,500,000 SHARES
                                 OF COMMON STOCK



                                   ----------
                                   PROSPECTUS
                                   ----------



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses and costs payable by us in connection with the issuance and distribution of the securities to be registered (other than underwriting discounts and commissions). All of the amounts shown are estimated except for the Securities and Exchange Commission registration fee.

         Securities and Exchange Commission registration fee ..............     $    3,166
         Printing and engraving expenses ..................................     $    2,500
         Legal fees and expenses ..........................................     $   35,000
         Accounting fees and expenses .....................................     $    5,000
         Miscellaneous expenses ...........................................     $    5,000
                                                                                ----------
                   Total ..................................................     $   50,666
                                                                                ==========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

      (a) Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

      Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Our Bylaws contain provisions regarding the indemnification of directors and officers Trinity.
Article VI of our Bylaws provides for the indemnification of Trinity's officers and directors to substantially the same extent permitted by the DGCL.

      The indemnification described above (unless ordered by a court) shall be paid by us unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth above. This determination must be made:

      o by the our Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

      o if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      o     by the Trinity's stockholders.

      Article VI of our Bylaws provides that costs, charges and expenses (including attorneys' fees) incurred by a person seeking indemnification under
Article VI of our Bylaws in defending a Proceeding shall be paid by us in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by us. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our Board of Directors deems appropriate. Our Board of Directors may, upon approval of such director, officer, employee or agent of Trinity, authorize Trinity's counsel to represent such person in any Proceeding, whether or not Trinity is a party to such Proceeding.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

      o breach of the director's duty of loyalty to the corporation or its stockholders;

      o acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

      o payments of unlawful dividends or unlawful stock repurchases or redemptions; or

      o transactions from which the director derived an improper personal benefit.

      The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

      Our Certificate of Incorporation contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

      (b) We have entered into indemnity agreements with our directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in our Bylaws.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                                     EXHIBIT TITLE
-------                                    -------------

4.1            --   Certificate of Incorporation of Trinity, as amended,
                    previously filed as Exhibit 3.1 to our Transition Report on
                    Form 10-K for the nine months ended December 31, 2001, and incorporated herein by reference.

4.2            --   Amended and Restated Bylaws of Trinity, previously filed as
                    Exhibit 3.2 to our Transition Report on Form 10-K for the
                    nine months ended December 31, 2001, and incorporated herein by reference.

4.3            --   Specimen Common Stock Certificate, previously filed as
                    Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and incorporated herein by
                    reference.

4.4            --   Rights Agreement dated March 11, 1999, previously filed as
                    Exhibit 1 to our Form 8-A filed April 2, 1999, and
                    incorporated herein by reference.

4.5            --   Amendment No. 1 to the Rights Agreement dated as of August
                    12, 2001, amending the Rights Agreement dated as of March
                    11, 1999 by and between Trinity and the Bank of New York, as
                    Rights Agent, previously filed as Exhibit 2 to our Form
                    8-A/A filed August 22, 2001, and incorporated herein by
                    reference.

4.6            --   Amendment No. 2 to the Rights Agreement dated as of October
                    26, 2001, amending the Rights Agreement dated as of March
                    11, 1999 by and between Trinity and the Bank of New York, as
                    Rights Agent, as amended by Amendment No. 1 to the Rights
                    Agreement, dated August 12, 2001, previously filed as
                    Exhibit 4 to our Form 8-A/A filed October 31, 2001, and
                    incorporated herein by reference.

4.7            --   Form of Registration Rights Agreement by and between Trinity and Thrall Car Management Company, Inc., previously filed as
                    Exhibit 2.1 to our Current Report on Form 8-K filed August
                    16, 2001, and incorporated herein by reference.

4.8            --   Purchase Agreement dated as of March 6, 2002 by and between
                    Trinity and Acqua Wellington Private Placement Fund, Ltd.,
                    previously filed as Exhibit 4.5 to our Current Report on
                    Form 8-K filed March 7, 2002, and incorporated herein by
                    reference.

4.9            --   Purchase Agreement dated as of March 6, 2002, by and between
                    Trinity and Acqua Wellington Opportunity I Limited,
                    previously filed as Exhibit 4.6 to our Current Report on
                    Form 8-K filed March 7, 2002, and incorporated herein by
                    reference.

4.10           --   Registration Rights Agreement dated as of March 6, 2002 by and between Trinity and Acqua Wellington Private Placement
                    Fund, Ltd., previously filed as Exhibit 4.7 to our Current
                    Report on Form 8-K filed March 7, 2002, and incorporated
                    herein by reference.

4.11           --   Registration Rights Agreement dated as of March 6, 2002 by and between Trinity and Acqua Wellington Opportunity I
                    Limited, previously filed as Exhibit 4.8 to our Current
                    Report on Form 8-K filed March 7, 2002, and incorporated
                    herein by reference.

5.1            --   Opinion of Haynes and Boone, LLP, regarding legality of the common stock being issued.

23.1           --   Consent of Ernst & Young LLP.

23.2           --   Consent of Haynes and Boone, LLP, contained in legal opinion filed as Exhibit 5.1.

24.1           --   Power of Attorney, included on the signature page to this
                    filing.

ITEM 17. UNDERTAKINGS

A.    Rule 415 Offering.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fees" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Request for Acceleration of Effective Date.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 19th day of March, 2002.

                                        TRINITY INDUSTRIES, INC.


                                        By:   /s/ John L. Adams
                                             -----------------------------------
                                             John L. Adams
                                             Executive Vice President

                                POWER OF ATTORNEY

      We, the undersigned directors and/or officers of Trinity Industries, Inc., hereby severally constitute and appoint Timothy R. Wallace, Chairman, President and Chief Executive Officer, John L. Adams, Executive Vice President, and Jim S. Ivy, Vice President and Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-3 filed with the Securities and Exchange Commission, and any or all amendments to said registration statement, including post-effective amendments, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Trinity Industries, Inc., and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                          TITLE                                        DATE
----                                          -----                                        ----

                                              Chairman, President and Chief
 /s/ Timothy R. Wallace                       Executive Officer (Principal                 March 19, 2002
--------------------------------------------  Executive Officer); Director
Timothy R. Wallace

 /s/ Jim S. Ivy                               Vice President and Chief Financial           March 19, 2002
--------------------------------------------  Officer (Principal Financial Officer)
Jim S. Ivy

 /s/ Charles Michel                           Controller (Principal Accounting             March 19, 2002
--------------------------------------------  Officer)
Charles Michel

NAME                                          TITLE                                        DATE
----                                          -----                                        ----

 /s/ David W. Biegler                         Director                                     March 19, 2002
--------------------------------------------
David W. Biegler


                                              Director                                     March 19, 2002
--------------------------------------------
Craig J. Duchossois


 /s/ Ronald J. Gafford                        Director                                     March 19, 2002
--------------------------------------------
Ronald J. Gafford


 /s/ Barry J. Galt                            Director                                     March 19, 2002
--------------------------------------------
Barry J. Galt


 /s/ Clifford J. Grum                         Director                                     March 19, 2002
--------------------------------------------
Clifford J. Grum


 /s/ Dean P. Guerin                           Director                                     March 19, 2002
--------------------------------------------
Dean P. Guerin


 /s/ Jess T. Hay                              Director                                     March 19, 2002
--------------------------------------------
Jess T. Hay


 /s/ Diana Natalicio                          Director                                     March 19, 2002
--------------------------------------------
Diana Natalicio


 /s/ W. Ray Wallace                           Director                                     March 19, 2002
--------------------------------------------
W. Ray Wallace

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER              DESCRIPTION
 -------             -----------

     4.1       --    Certificate of Incorporation of Trinity, as amended,
                     previously filed as Exhibit 3.1 to our Transition Report on
                     Form 10-K for the nine months ended December 31, 2001, and incorporated herein by reference.

     4.2       --    Amended and Restated Bylaws of Trinity, previously filed as
                     Exhibit 3.2 to our Transition Report on Form 10-K for the
                     nine months ended December 31, 2001, and incorporated
                     herein by reference.

     4.3       --    Specimen Common Stock Certificate, previously filed as
                     Exhibit 4.1 to our Annual Report on Form 10-K for the
                     fiscal year ended March 31, 1999, and incorporated herein
                     by reference.

     4.4       --    Rights Agreement dated March 11, 1999 by and between
                     Trinity and the Bank of New York, as Rights Agent,
                     previously filed as Exhibit 1 to our Form 8-A filed April
                     2, 1999, and incorporated herein by reference.

     4.5       --    Amendment No. 1 to the Rights Agreement dated as of August
                     12, 2001, amending the Rights Agreement dated as of March
                     11, 1999 by and between Trinity and the Bank of New York,
                     as Rights Agent, previously filed as Exhibit 2 to our Form
                     8-A/A filed August 22, 2001, and incorporated herein by
                     reference.

     4.6       --    Amendment No. 2 to the Rights Agreement dated as of October
                     26, 2001, amending the Rights Agreement dated as of March
                     11, 1999 by and between Trinity and the Bank of New York,
                     as Rights Agent, as amended by Amendment No. 1 to the
                     Rights Agreement, dated August 12, 2001, previously filed
                     as Exhibit 4 to our Form 8-A/A filed October 31, 2001, and incorporated herein by reference.

     4.7       --    Form of Registration Rights Agreement by and between
                     Trinity and Thrall Car Management Company, Inc., previously filed as Exhibit 2.1 to our Current Report on Form 8-K
                     filed August 16, 2001, and incorporated herein by
                     reference.

     4.8       --    Purchase Agreement dated as of March 6, 2002 by and between
                     Trinity and Acqua Wellington Private Placement Fund, Ltd.,
                     previously filed as Exhibit 4.5 to our Current Report on
                     Form 8-K filed March 7, 2002, and incorporated herein by
                     reference.

     4.9       --    Purchase Agreement dated as of March 6, 2002, by and
                     between Trinity and Acqua Wellington Opportunity I Limited, previously filed as Exhibit 4.6 to our Current Report on
                     Form 8-K filed March 7, 2002, and incorporated herein by
                     reference.

    4.10       --    Registration Rights Agreement dated as of March 6, 2002 by and between Trinity and Acqua Wellington Private Placement
                     Fund, Ltd., previously filed as Exhibit 4.7 to our Current
                     Report on Form 8-K filed March 7, 2002, and incorporated
                     herein by reference.

    4.11       --    Registration Rights Agreement dated as of March 6, 2002 by and between Trinity and Acqua Wellington Opportunity I
                     Limited, previously filed as Exhibit 4.8 to our Current
                     Report on Form 8-K filed March 7, 2002, and incorporated
                     herein by reference.

     5.1       --    Opinion of Haynes and Boone, LLP, regarding legality of the common stock being issued.

    23.1       --    Consent of Ernst & Young LLP.

    23.3       --    Consent of Haynes and Boone, LLP, contained in legal
                     opinion filed as Exhibit 5.1.

    24.1       --    Power of Attorney, included on the signature page to this
                     filing.